Exhibit 10



     Separation  and  Release Agreement, dated  as  May  12,
     2000,  by  and  between Aaron Malinsky  and  The  Great
     Atlantic & Pacific Tea Company, Inc. (the "Agreement")


     This will confirm our understandings with respect to your resignation from employment with The Great Atlantic & Pacific Tea Company, Inc., which is effective May 12, 2000. As of that date, all rights, privileges and entitlements as an active employee cease, subject only to the provisions hereinafter set forth. Your resignation from employment includes your resignation as an officer and director of the Company and any of its subsidiaries, effective the same date, and is an integral part of this Agreement.

     In return for your general release which is set forth below, the Company will (a) provide you with salary continuation at your current salary through May 11, 2001, (b) provide you and covered members of your family with Company Executive Medical Health benefits currently enjoyed by you (including the non-executive prescription drug coverage) through May 11, 2001, and (c) continue at its expense your life insurance coverage through the annual term ending November 27, 2000; provided, however, that such salary continuation and medical benefit coverage shall cease immediately if you obtain employment with a company that owns or operates supermarkets in any geographic area in which the Company operates, or if you take actions or provide services which reasonably and proximately may become to the competitive detriment of the Company. Any COBRA entitlements will follow thereafter. You acknowledge that, as per the provisions of its terms, by resigning your employment, you forfeit the Restricted Stock Grant of 20,000 shares dated as of July 14, 1998. Any unexercised options (including but not limited to Stock Appreciation Rights, Non-Qualified Stock Options and Incentive Stock Options) are not affected by this Agreement and are governed by the terms and conditions of the grants of such options. Through July 15, 2000, you many continue to use the Cadillac automobile (company car) which the company has made available to you, at your own expense for operating costs and ordinary maintenance and subject to the terms of the Company's auto driver policy. On or before July 15, 2000 you will return the company car to the Company. The provisions of this Agreement exceed anything to which you are otherwise entitled by reason of your having been employed by or separated from the Company prior to execution of this Separation and Release Agreement (expressly including without limitation an unexecuted, draft Employment Agreement dated February 1, 2000, which is hereby revoked).

     The foregoing consideration, together with the further release from the Company recited herein, is given in return for your discharge and release of all claims, obligations, and demands which you have, ever had, or in the future may have against The Great Atlantic & Pacific Tea Company, Inc., any of its parents, subsidiaries or affiliated entities and any of its or their officers, directors, employees, agents, predecessors or successors (collectively, the "Company") arising out of or related to your employment with and separation from the Company, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Equal Pay Act, the Fair Labor Standards Act, each and every state or local variation of these federal laws including without limitation the New York State Human Rights Law, the New York Whistleblower Protection Law, the New York City Human Rights Law, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, and any and all other applicable federal, state, and local fair employment practices laws, individual or constitutional rights, wage or discrimination laws, and any and all claims for breach of contract or implied contract, constructive or wrongful discharge, or for negligence, retaliation and all torts, and any and all claims for attorneys fees.

     As to any claims against you for matters arising out of and within the scope of your employment, the Company will release, defend, indemnify and hold you harmless from and against any loss, cost, claim, damage, judgment and expense; provided only that you will provide reasonable cooperation in the defense thereof and will give prompt notice to the Company of any such claims brought by a third party.

     The foregoing releases shall not affect any subsequent acts giving rise to claims thereafter. Excluded from the foregoing releases are any claims which by law cannot be waived; provided, however, while you cannot waive your right to file a charge with or participate in an investigation conducted by certain government agencies, you are waiving and releasing your claim or right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on your behalf.

     This Agreement contains and constitutes the full and complete understanding and agreement between you and the Company. The Company and you each understand and agree that by entering into this Agreement, neither the Company nor you understand and agree that is admitting violating any legal right, duty or entitlement. This Agreement shall not be amended or modified except by a writing subscribed by the parties hereto. This Agreement will be governed by and interpreted in accordance with the laws of the State of New Jersey.

     The Company advises you to consult with an attorney prior to executing this Agreement. By executing this Agreement, you acknowledge that (a) you have been provided an opportunity to consult with an attorney or other advisor of your choice regarding the terms of this Agreement, (b) this is a final offer and you have been given twenty-one (21) days in which to consider whether you wish to enter into this Agreement, (c) you have elected to enter this Agreement knowingly and voluntarily and (d) if you do so within fewer than 21 days from receipt of the final document you have knowingly and voluntarily waived the remaining time. The Company reserves the right reasonably to change or revoke this Agreement prior to your execution hereof.

     This Separation and Release Agreement shall be fully effective and binding upon all parties hereto immediately upon execution by you and the Company; provided, however, you have seven (7) days following your execution of this Agreement to change your mind. You may revoke the Agreement during those seven days by mailing or delivering a letter of revocation to the Legal Department, attention Mary Ellen Offer, Esq., The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, New Jersey 07645. Such a letter must be signed and received, or postmarked, no later than the seventh day after the date on which you signed the Separation and Release Agreement.

      You further covenant not to contest the validity of this release after the expiration of the revocation period. Therefore, you agree that if you nonetheless should pursue litigation against the Company involving any matter covered and/or released hereby, you first will restore to the Company the full value of all consideration you have received and waive any to which you are still entitled hereunder and you shall be liable for the Company's costs and attorneys' fees incidental to defending such legal action. Finally, should any provision of this Agreement be found by a court of competent jurisdiction to be unenforceable in whole or in part, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

      If this is in accordance with our understanding and agreement, please sign, have notarized and return to my attention the enclosed copy, which shall evidence our binding agreement.



THE GREAT ATLANTIC & PACIFIC            Agreed and Accepted:
TEA COMPANY, INC.



By: ____________________________        ________________________
       LAURANE MAGLIARI                 AARON MALINSKY
       Sr. Vice President,
       People Resources & Services


               Sworn to before me this
               _____ day of _____________, 2000.


               Dated: ___________________
                    ______________________________
                         Notary Public